Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT is dated as of July 20, 2015 (this “Agreement”), and is by and among 313 Acquisition LLC, a Delaware limited liability company (“Stockholder”), SunEdison, Inc., a Delaware corporation (“Parent”), and SEV Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. Concurrently with the execution of this Agreement, Parent, Merger Sub and Vivint Solar, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each outstanding share of Company Common Stock (other than Excluded Shares and Dissenting Stockholder Shares) will be converted into the right to receive the Merger Consideration specified therein.

B. As of the date hereof, Stockholder is the record and beneficial owner of 82,359,374 shares of Company Common Stock (the “Existing Shares” and, collectively with any shares of Company Common Stock or any other voting securities of the Company or any securities convertible or exercisable into or exchangeable for any Company Common Stock or any other voting securities of the Company subsequently acquired or otherwise beneficially owned, whether pursuant to purchase or otherwise, and including any shares of Company Common Stock or such other securities that Stockholder has the right to vote or share in the voting of, the “Covered Shares”).

C. As a condition and inducement to Parent entering into the Merger Agreement, Parent has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

1.2 Other Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(b) “beneficial ownership” by a Person of any securities means ownership, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, where such Person has or shares with another Person (i) voting power which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which may be acquired by such Person pursuant to any Contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficial owner,” “beneficially own,” “beneficially owned” and similar terms shall have a correlative meaning.

(c) “control” means (i) the beneficial ownership of more than fifty percent (50%) of the voting power of a Person, by contract or otherwise, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(d) “DGCL” means the Delaware General Corporation Law.

(e) “LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of 313 Acquisition LLC, dated as of November 16, 2012, as amended, supplemented, restated or otherwise modified from time to time.

(f) “Permitted Transfer” means a Transfer of Covered Shares by Stockholder to any Affiliate of Stockholder (it being agreed that for purposes of the definition of “Permitted Transfer” the term “control” (for purposes of determining “Affiliate” status) shall be limited to clause (i) of the definition of “control”) if the transferee of such Covered Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof and to make the representations and warranties set forth herein to the same effect as Stockholder and to transfer to Stockholder or one of its Affiliates such Covered Shares promptly upon such transferee ceasing to be an Affiliate of Stockholder.

(g) “Permitted Transferee” means an Affiliate of Stockholder to which Covered Shares are Transferred pursuant to a Permitted Transfer.

(h) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or a Governmental Authority.

(i) “Restricted Period” means the period from and including the date of this Agreement through and including the date on which this Agreement is terminated in accordance with Section 5.1.

(j) “Transfer” means, directly or indirectly (including a Transfer of control of the Person that owns a majority of the voting securities of Stockholder as of the date hereof), to sell, transfer, tender, assign, pledge, hypothecate, encumber or dispose of, or to enter into any Contract, option or other arrangement or understanding with respect to any of the foregoing, or a sale, transfer, tender, assignment, pledge, hypothecation, encumbrance or disposition, including by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, operation of law, Contract or otherwise (it being understood that no Transfer shall be deemed to be made by Stockholder as a result of transfers of limited liability company interests in Stockholder unless any such Transfer, individually or together with all other Transfers, results in a direct or indirect transfer of control of Stockholder).

ARTICLE II

VOTING

2.1 Agreement to Vote. Stockholder hereby agrees that, during the Restricted Period, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, Stockholder shall, to the fullest extent that the Covered Shares are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (a) appear at each such meeting or otherwise cause the Covered Shares beneficially owned by Stockholder as of the applicable record date to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all of the Covered Shares over which Stockholder has voting power as of the applicable record date (i) in favor of the adoption of the Merger Agreement and any other actions related thereto submitted to a stockholder vote pursuant to the Merger Agreement or in furtherance of the Merger and (ii) against (A) any Company Takeover Proposal, (B) any action or omission that would reasonably be expected to result in a material breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement or that would result in any of the conditions set forth in Article VI of the Merger Agreement not being satisfied or not being capable of being satisfied or (C) any action that would prevent or materially delay or would reasonably be expected to prevent or materially delay, the consummation of the Merger.

2.2 No Inconsistent Agreements. Stockholder hereby represents, warrants, covenants and agrees that, except for this Agreement, Stockholder (a) has not entered into, and shall not enter into at any time during the Restricted Period, any voting agreement, voting trust or similar Contract, arrangement or understanding with respect to any Covered Shares, and (b) has not granted, and shall not grant at any time during the Restricted Period, a proxy, consent, power of attorney or similar Contract, arrangement or understanding with respect to any Covered Shares, with any such prohibited proxy, power-of-attorney or authorization purported to be granted by Stockholder being void ab initio.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a) Organization and Qualification. Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Authorization; Validity of Agreement; Necessary Action. Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Stockholder of this Agreement and the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Stockholder, and no other actions or proceedings on the part of Stockholder or any stockholder or equity holder thereof or any other Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming this Agreement is duly executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Stockholder, enforceable against it in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and general equitable principles.

(c) Ownership. The Existing Shares are, and all of the Covered Shares will be, through the last day of the Restricted Period, owned beneficially and of record by Stockholder (except to the extent any such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer, in which case they will be owned beneficially and of record by Stockholder and its Permitted Transferees). Stockholder has good and marketable title to the Existing Shares, free and clear of any Liens other than those imposed by applicable U.S. federal and state securities laws. Stockholder and its Permitted Transferees have and through the last day of the Restricted Period will have good and marketable title to all the Covered Shares, free and clear of any Liens other than those imposed by applicable U.S. federal and state securities laws. As of the date hereof, the Existing Shares constitute all of the shares of capital stock of the Company beneficially owned or owned of record by Stockholder.

(d) No Violation. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations under this Agreement will not, (i) conflict with, violate or result in a breach of or constitute a default under (or an event that with notice or lapse of time or both would become a breach or default) the LLC Agreement and any other organizational or governing documents of Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, violate, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on the properties or assets of Stockholder pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) No Consent. The execution and delivery of this Agreement by Stockholder does not, and the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require Stockholder to obtain any consent, approval, authorization or permit of any Governmental Authority.

3.2 Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants (as to itself) to Stockholder as follows:

(a) Organization and Qualification. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Authorization; Validity of Agreement; Necessary Action. It has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and, assuming this Agreement is duly executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and general equitable principles.

(c) No Violation. The execution and delivery of this Agreement by it does not, and the performance by it of it obligations under this Agreement will not, (i) conflict with, violate or result in a breach of or constitute a default under any of its organizational or governing documents, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to it or by which any of its assets or properties is bound, or (iii) conflict with, violate, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on its properties or assets pursuant to, any Contract to which it is a party or by which it or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) No Consent. The execution and delivery of this Agreement by it does not, and the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require it to obtain any consent, approval, authorization or permit of any Governmental Authority.

ARTICLE IV

OTHER COVENANTS

4.1 Prohibition on Transfers, Other Actions. Stockholder hereby represents, warrants, covenants and agrees not to, during the Restricted Period, directly or indirectly, in one or a series of related transactions: (i) Transfer or offer, agree, commit or consent to Transfer any of the Covered Shares or any right, title or interest (including voting, economic or otherwise) therein, unless such Transfer is a Permitted Transfer; (ii) enter into any Contract, arrangement or understanding with any Person, or take any other action or omit to take any action, that violates or conflicts with (or could reasonably be expected to conflict with or violate) Stockholder’s covenants and obligations under this Agreement; or (iii) take any action or omit to take any action that would restrict (or could reasonably be expected to restrict) Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement or make any of its representations or warranties contained in this Agreement untrue or incorrect, nor has Stockholder done any of the foregoing. Stockholder agrees that it shall not seek to indirectly accomplish anything which it is not permitted to accomplish directly under this Agreement. Any action, omission or attempted circumvention in violation of this Section 4.1 will be void ab initio and be deemed a breach of this Agreement. If any involuntary Transfer of any of the Covered Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

4.2 Stock Dividends and Related Matters. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in any such transaction.

4.3 Certain Actions. Stockholder hereby agrees not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (ii) alleging a breach of any fiduciary duty of the Company or the Company Board or its members in connection with the Merger Agreement or the transactions contemplated hereby or thereby or (iii) seeking to exercise any statutory rights (including under Section 262 of the DCGL) to demand appraisal of any Covered Shares that may arise in connection with the Merger or the Merger Agreement. For the avoidance of doubt, Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect, any rights of dissent and appraisal under Section 262 of the DGCL to the extent Stockholder is entitled to such rights under such Section 262.

4.4 Non-Solicitation. Stockholder hereby agrees that neither it nor any of its subsidiaries or controlled Affiliates, nor any of its or their respective managers, directors, officers or employees shall, and Stockholder shall direct and use its reasonable best efforts to cause its non-controlled Affiliates, its non-controlled Affiliates’ Representatives, and the other Representatives of Stockholder, Stockholder’s subsidiaries and controlled Affiliates not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiries, offers or the making of any proposal or announcement that constitutes or would reasonably be expected to lead to any Company Takeover Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions with any third party (other than Parent or Merger Sub or their respective Representatives) regarding any Company Takeover Proposal, (iii) furnish any nonpublic information regarding the Company or any of its subsidiaries to any person (other than Parent or Merger Sub or their respective Representatives) in connection with or in response to any Company Takeover Proposal, or (iv) resolve or agree to do any of the foregoing. Stockholder shall immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal. Stockholder agrees that in the event any of its Affiliates or its and their managers, directors, officers, employees, members and other Representatives takes any action which, if taken by the Stockholder, would constitute a breach of this Section 4.4, Stockholder shall be deemed to be in breach of this Section 4.4.

4.5 No Effect on Directors and Officers. Notwithstanding anything to the contrary in this Agreement, any of Stockholder’s Affiliates or Representatives that serve on the Company Board or as an officer of the Company may take any actions in their capacities as such to the extent the Company Board is permitted to take such actions under Section 4.03 of the Merger Agreement, and shall not be prevented from otherwise exercising his or her duties, obligations or rights (including, without limitation, any rights to indemnification or advancement of legal expenses) as a director or officer of the Company or otherwise taking any action, in each case subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director or officer of the Company.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) a Company Change of Recommendation with regard to an Intervening Event that is made during the Post-Signing Period; (d) the making of any change, amendment or modification by any party to, or waiver by the Company of, any provision of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement or that otherwise adversely affects Stockholder, in each case without the prior written consent of Stockholder; and (e) the Termination Date; provided, that the provisions of this Article V shall survive any termination of this Agreement.

5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder or a transferee in a Permitted Transfer, as applicable, and Parent shall have no authority to direct Stockholder or such transferee in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be delivered either in person, by overnight courier, by registered or certified mail, or by facsimile transmission or electronic mail, and shall be deemed to have been duly given (a) upon receipt, if delivered personally or by overnight courier, with overnight delivery and with acknowledgement of receipt requested, (b) three (3) Business Days after mailing, if mailed by registered or certified mail (postage prepaid, return receipt requested) or (c) on the Business Day the transmission is made when transmitted by facsimile or electronic mail (provided, that the same is sent by overnight courier for delivery on the next succeeding Business Day, with acknowledgement of receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

SunEdison, Inc.

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri

Telecopy No.:  (866) 773-0791

Attention:         General Counsel

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telecopy No.:  (212) 446-4900

Attention:         George Stamas

                          Mark Director

                          Dan Michaels

Email: gstamas@kirkland.com

  mark.director@kirkland.com

  daniel.michaels@kirkland.com

if to Stockholder, to:

313 Acquisition LLC

4931 North 300 West

Provo, Utah 84604

Telecopy No.:  (801) 377-4116

Attention: Todd Pedersen; Alex Dunn

with a copy (which shall not constitute notice) to:

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Telecopy No.:  (212) 583-5710

Attention: Peter Wallace

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telecopy No.:  (212) 455-2502

Attention: Wilson S. Neely

Email: wneely@stblaw.com

5.4 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the other.

5.5 Counterparts. This Agreement may be executed by facsimile or other image scan transmission and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.6 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.7 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws and matters related to the fiduciary obligations of the Company Board shall be governed by the laws of the State of Delaware.

(b) Each of the parties (i) irrevocably submits itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have jurisdiction, the United States District Court of the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein, (ii) agrees that every such suit, action or proceeding shall be brought, heard and determined exclusively in such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iv) agrees not to bring any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court, and (v) waives any defense of inconvenient forum to the maintenance of any suit, action or proceeding so brought.

(c) Each of the parties agrees that service of any process, summons, notice or document in the manner set forth in Section 5.3 shall be effective service of process for any action, suit or proceeding brought against it.

5.8 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT, MERGER SUB OR STOCKHOLDER UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other party.

5.10 Remedies.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, without the necessity of securing or posting bonds or similar undertakings in connection therewith, this being in addition to any other remedy which may be available to such non-breaching party at law or in equity, including monetary damages. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Notwithstanding anything in this Agreement to the contrary, such remedies as provided herein shall be the exclusive remedies of the parties hereto, and each party hereto waives all other remedies, including monetary remedies, with respect to any breaches of the terms hereof.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.12 Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, each Non-Recourse Party shall be a third party beneficiary with respect to the provisions of Section 5.15 and entitled to enforce the terms thereof.

5.13 Capacity as a Stockholder. Stockholder makes its agreements and understandings herein solely in its capacity as the record holder and beneficial owner of the Covered Shares.

5.14 Fees and Expenses. Each party hereto shall pay its own fees and expenses (including those of its counsel and other advisors) incurred in connection with this Agreement.

5.15 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including, for the avoidance of doubt, any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than Stockholder) of any of the foregoing, including the Company (each, unless a Permitted Transferee, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 5.15 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.

5.16 Adjustments. In the event that the Company changes the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, as applicable, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, subdivision, exchange or readjustment of shares, or other similar transaction, then the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

313 ACQUISITION LLC

By:	/s/ Alex Dunn
Name: Alex Dunn
Title: President

[SIGNATURE PAGE TO VOTING AGREEMENT]

SUNEDISON INC.

By	/s/ Ahmad Chatila
Name: Ahmad Chatila
Title: President and Chief Executive Officer

SEV MERGER SUB INC.

By	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: President

[SIGNATURE PAGE TO VOTING AGREEMENT]